     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1996
                                            REGISTRATION STATEMENT NO. 333-
           POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 33-50543
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      and
                         POST-EFFECTIVE AMENDMENT NO. 1
                                     under
                           THE SECURITIES ACT OF 1933
                               ------------------
                               DUKE POWER COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                    NORTH CAROLINA                                          56-0205520
               (STATE OF INCORPORATION)                        (I.R.S. EMPLOYER IDENTIFICATION NO.)

                            422 SOUTH CHURCH STREET
                      CHARLOTTE, NORTH CAROLINA 28242-0001
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

                                  704-594-0887
                        (REGISTRANT'S TELEPHONE NUMBER)
                               ------------------

                      RICHARD J. OSBORNE                                        JOHN SPUCHES
       SENIOR VICE PRESIDENT AND CHIEF FINANCIAL OFFICER                      DEWEY BALLANTINE
                    422 SOUTH CHURCH STREET                              1301 AVENUE OF THE AMERICAS
             CHARLOTTE, NORTH CAROLINA 28242-0001                       NEW YORK, NEW YORK 10019-6092
                  TELEPHONE NO. 704-382-5159                             TELEPHONE NO. 212-259-7700

         (NAMES, ADDRESSES AND TELEPHONE NUMBERS OF AGENTS FOR SERVICE)
                               ------------------
        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. / /

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /
                               ------------------
                        CALCULATION OF REGISTRATION FEE

- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------
                                                                          PROPOSED
                                                                      MAXIMUM AGGREGATE        AMOUNT OF
         TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED            OFFERING PRICE      REGISTRATION FEE
- --------------------------------------------------------------------------------------------------------------
First and Refunding Mortgage Bonds..................................     $700,000,000*         $241,381
- --------------------------------------------------------------------------------------------------------------
- --------------------------------------------------------------------------------------------------------------

* Estimated solely for the purpose of calculating the registration fee.
                               ------------------

     Pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, the Prospectus included in this Registration Statement is a combined Prospectus which also relates to Registration Statement No. 33-50543, previously filed by the Registrant on Form S-3, as to which First and Refunding Mortgage Bonds having an aggregate offering price of $300,000,000 (for which a registration fee of $93,750 was paid) remain unsold. This Registration Statement also constitutes Post-Effective Amendment No. 1 with respect to the Registrant's Registration Statement No. 33-50543 and such Post-Effective Amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8(c) of the Securities Act of 1933.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF
THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                              DATED APRIL 17, 1996

PROSPECTUS

                               DUKE POWER COMPANY

                              FIRST AND REFUNDING
                                 MORTGAGE BONDS

     Duke Power Company (the Company) may from time to time issue up to $1 billion aggregate principal amount of its First and Refunding Mortgage Bonds (New Bonds) in one or more series on terms to be determined at the time or times of sale. The terms of the New Bonds in respect of which this Prospectus is being delivered (Offered Bonds) including, where applicable, the series designation, the principal amount of the series, the maturity, the rate and time of payment of interest, the initial public offering price, the provisions for redemption and other provisions are set forth in the accompanying Prospectus Supplement (Prospectus Supplement), together with the terms of offering of the Offered Bonds.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
     AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
       THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
        COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
             PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

                            ------------------------

                 THE DATE OF THIS PROSPECTUS IS APRIL   , 1996.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files periodic and current reports and other information with the Securities and Exchange Commission (the Commission). Information concerning directors and officers, their remuneration, the principal holders of securities of the Company and any material interest of such persons in transactions with the Company, as of particular dates, is disclosed in proxy statements distributed to shareholders of the Company and filed with the Commission. Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C., 500 West Madison Street, Chicago, Ill. and Seven World Trade Center, New York, N.Y. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, Inc., where certain securities of the Company are listed.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following document filed by the Company with the Commission is incorporated herein by reference:

     - Annual report on Form 10-K for the year ended December 31, 1995.

     All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference in this Prospectus and to be made a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein or in the accompanying Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS HAS BEEN DELIVERED, UPON ORAL OR WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS REFERRED TO ABOVE WHICH HAVE BEEN OR MAY BE INCORPORATED BY REFERENCE IN THIS PROSPECTUS, OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN. REQUESTS FOR COPIES OF SUCH DOCUMENTS SHOULD BE ADDRESSED TO INVESTOR RELATIONS DEPARTMENT, DUKE POWER COMPANY, P.O. BOX 1005, CHARLOTTE, NORTH CAROLINA 28201-1005 (TELEPHONE NO. 704-382-3853 OR 800-488-3853 (TOLL-FREE)).

                                  THE COMPANY

     The Company is primarily engaged in the generation, transmission, distribution and sale of electric energy in the central portion of North Carolina and the western portion of South Carolina, comprising the area in both States known as the Piedmont Carolinas. Its service area, approximately two-thirds of which lies in North Carolina, covers about 20,000 square miles with an estimated population of 5,000,000 and includes a number of cities, of which the largest are Charlotte, Greensboro, Winston-Salem and Durham in North Carolina and Greenville and Spartanburg in South Carolina. The Company supplies electric service directly to approximately 1,800,000 residential, commercial and industrial customers in more than 200 cities, towns and unincorporated communities. Electricity is sold at wholesale to incorporated municipalities and to several public and private utilities. In addition, sales are made through contractual arrangements to former wholesale municipal or cooperative customers of the Company who had purchased portions of the Catawba Nuclear Station. The Company's wholly-owned subsidiary, Nantahala Power and Light Company, supplies electric service directly to approximately 53,000 mostly residential customers in five counties in western North Carolina. The Company is also engaged in a variety of diversified operations, most of which are organized in separate subsidiaries, through the Associated Enterprises Group (AEG).

     During 1995, the Company's operating revenues, including those of AEG, were $4.7 billion. The Company's executive offices are located in the Power Building, 422 South Church Street, Charlotte, North Carolina 28242-0001 (Telephone No. 704-594-0887).

                             RECENT FINANCIAL DATA

                        (IN THOUSANDS OF DOLLARS EXCEPT PER SHARE DATA)
                                                                   YEAR ENDED DECEMBER 31,
                                                                 ---------------------------
                                                                     1995            1994
                                                                 ------------     ----------
    RESULTS OF OPERATIONS:
      Electric Revenues.......................................    $4,422,438      $4,279,329
      Net Income..............................................       714,538         638,876
      Earnings for Common Stock...............................       665,635         589,152
      Earnings Per Share of Common Stock......................         $3.25           $2.88

                                                                   AS OF
                                                                DECEMBER 31,
                                                                    1995             %
                                                                ------------        ----
    CAPITAL STRUCTURE:
      Long-Term Debt.........................................    $3,711,405           40
      Preferred Stocks.......................................       684,000            8
      Common Equity..........................................     4,785,184           52
                                                                ------------        ----
              Total Capitalization...........................    $9,180,589          100
                                                                 ==========          ===
      Current Maturities of Long-Term Debt and
         Preferred Stocks and Short-Term Debt................     $ 167,371

     The foregoing information has been selected from or is based upon the detailed information and financial statements incorporated by reference in this Prospectus and is qualified in its entirety by reference thereto and should be read together therewith.

                       RATIO OF EARNINGS TO FIXED CHARGES

                                                              YEAR ENDED DECEMBER 31,
                                                      ----------------------------------------
                                                      1995     1994     1993     1992     1991
                                                      ----     ----     ----     ----     ----
    Ratio of Earnings to Fixed Charges..............  4.94     4.72     4.68     3.49     3.83

     For purposes of this ratio (i) earnings consist of income from continuing operations before income taxes and fixed charges and (ii) fixed charges consist of all interest deductions and the interest component of rentals.

                                USE OF PROCEEDS

     The Company is offering hereby a maximum of $1 billion aggregate principal amount of its First and Refunding Mortgage Bonds (the New Bonds) on terms to be determined when an agreement to sell is made.

     The net proceeds from the sale of the New Bonds will be used for (a) financing the construction of additions to the Company's electric plant facilities and the acquisition of nuclear fuel, (b) redeeming from time to time the Company's presently outstanding securities when such transactions will result in an overall cost savings to the Company and (c) refunding maturing securities.

                          DESCRIPTION OF THE NEW BONDS

     The New Bonds will be issued as one or more series of First and Refunding Mortgage Bonds (the Bonds) under a First and Refunding Mortgage, dated as of December 1, 1927 (the Indenture), from the Company to Chemical Bank, as successor Trustee (the Trustee) to Morgan Guaranty Trust Company of New York, as supplemented and amended and as to be supplemented by one or more supplemental indentures relating to the New Bonds. The Indenture, as heretofore supplemented and amended and as to be supplemented by said supplemental indenture or indentures, is hereinafter called the "Mortgage". The statements under this heading are subject to the detailed provisions of the Mortgage. They are summaries which make use of terms defined in the Mortgage but do not purport to be complete.

FORM, DENOMINATIONS AND EXCHANGEABILITY

     The New Bonds will be issuable only in fully registered form, without coupons, in denominations of $1,000 and integral multiples thereof and will be exchangeable for a like aggregate principal amount of New Bonds of other authorized denominations of the same series. No charge will be made for any transfer or exchange of the New Bonds, but the Company may require payment of a sum sufficient to cover any stamp tax or other governmental charge incident thereto. Transfers and exchanges of the New Bonds may be made at Chemical Bank, 55 Water Street, New York, New York 10041.

INTEREST, MATURITY AND PAYMENT

     See the accompanying Prospectus Supplement.

REDEMPTION

     See the accompanying Prospectus Supplement.

REPLACEMENT FUND

     The Company is required to deposit with the Trustee annually, for a Replacement Fund, the sum of the replacement requirements (as defined) for all years beginning with 1949 and ending with the last calendar year preceding the date of the deposit, after deducting therefrom (1) the aggregate original cost of all fixed property (electric) retired during such period, which amount shall not exceed the aggregate of the gross amounts of additional property (electric) acquired or constructed by the Company during the same period; and (2) the aggregate amount of cash theretofore deposited by the Company with the Trustee, or which would have been required to be so deposited except for permitted reductions, under the Replacement Fund.

     The "replacement requirement" in respect of any year is 2 1/2% of the average "amount of depreciable fixed property" (electric) as at the beginning and end of such year but shall not exceed the depreciation or retirement charges permitted by any governmental authority, or the amount deductible as depreciation or similar expense for Federal income tax purposes. The "amount of depreciable fixed property" (electric) is the amount by which the sum of $192,913,385, plus the aggregate gross amount of all depreciable additional property (electric) acquired or constructed by the Company from January 1, 1949 to the date as of which such amount is determined, exceeds the original cost of all depreciable fixed property (electric) retired during such period or released from the lien of the Mortgage.

     Upon application of the Company, the amount of cash at any time required to be deposited in the Replacement Fund may be reduced, and any cash previously so deposited and then held by the Trustee may be withdrawn, (1) in an amount equal to 150% of the principal amount of Bonds previously authenticated and delivered under the Mortgage, or refundable prior lien bonds, which shall be deposited with the Trustee and on the basis of which the Company would otherwise have been entitled to the authentication and delivery of additional Bonds; and (2) in an amount equal to 150% of the principal amount of Bonds to the authentication and delivery of which the Company would otherwise be entitled on the basis of additional property (electric).

     Upon application of the Company, the Trustee shall apply cash deposited in the Replacement Fund (and not theretofore withdrawn by the Company) to the payment, purchase or redemption of Bonds issued under the Mortgage or to the purchase of refundable prior lien bonds.

     The Company has never deposited any cash with the Trustee pursuant to the Replacement Fund. If any cash should be deposited in the future, the Company has agreed not to apply such cash to the redemption of the New Bonds as long as any of the Bonds presently outstanding remain outstanding.

SECURITY

     The Mortgage creates a continuing lien to secure the payment of the principal of, and interest on, all Bonds issued thereunder, which are in all respects equally and ratably secured without preference, priority or distinction. The lien of the Mortgage covers substantially all of the properties (real, personal and mixed) and franchises of the Company, whether now owned or hereafter acquired, with certain exceptions including certain after-acquired non-electric properties, cash, accounts receivable, choses in action, inventories of materials and supplies, merchandise held for sale, securities held by the Company, certain after-acquired property not useful in the Company's electric business and certain after-acquired franchises.

     The lien of the Mortgage is subject to certain permitted liens and to liens which may exist upon properties acquired subsequent to the making of the Mortgage to the extent of the amounts of prior lien bonds secured by such properties (which shall not exceed 75% of the cost or value thereof) and additions thereto.

ISSUANCE OF ADDITIONAL BONDS

     The aggregate amount of Bonds which may be issued under the Mortgage is unlimited. The Bonds of each series shall be of such denominations, date, maturity and interest rate, and may have such redemption or sinking fund provisions and such other terms as the Board of Directors of the Company may determine.

     Subject to the provisions of the Mortgage, additional Bonds may be authenticated and delivered in an aggregate principal amount not exceeding (1) the amount of cash deposited with the Trustee therefor, (2) the amount of previously authenticated and delivered Bonds and/or refundable prior lien bonds retired or to be retired and which, with certain exceptions, are deposited with the Trustee therefor, or (3) as to additional property (electric) certified to the Trustee subsequent to February 18, 1949, 66 2/3% of the aggregate of the net amounts thereof.

     No additional Bonds may be authenticated and delivered under the Mortgage, other than certain types of refunding Bonds, unless the Company's available net earnings for twelve consecutive calendar months within the fifteen calendar months immediately preceding shall have been at least twice the amount of the annual interest charges on all Bonds outstanding under the Mortgage, including the Bonds applied for, and on all outstanding prior lien bonds not held by the Trustee under the Mortgage.

     The Company may not apply for the authentication and delivery of any Bonds
(1) in an aggregate principal amount exceeding $26 million on the basis of additional property (electric) acquired or constructed prior to January 1, 1949, or (2) on the basis of Bonds or prior lien bonds paid, purchased or redeemed prior to February 1, 1949; and the Company may not certify any additional property (electric) which is subject to the lien of any prior lien bonds for the purpose of establishing such prior lien bonds as refundable if the aggregate principal amount of such prior lien bonds exceeds 66 2/3% of the net amount of such additional property subject to the lien of such prior lien bonds.

RELEASE PROVISIONS

     The Mortgage permits the Company to dispose of certain property and take certain other action without release by the Trustee, and permits mortgaged property to be released upon the deposit of cash or equivalent consideration equal to the value of the property to be released. The Mortgage contains provisions under which, in certain events and within certain limitations, cash received by the Trustee (other than for the Replacement Fund or as the basis for the issuance of Bonds) shall be paid out by the Trustee upon application of the Company.

     Cash deposited with the Trustee for the Replacement Fund may be withdrawn by the Company as outlined under the subcaption "Replacement Fund" above. Cash deposited with the Trustee as the basis for the issuance of Bonds may be withdrawn by the Company, upon application to the Trustee, in an amount equal to the aggregate principal amount of any Bonds, the authentication and delivery of which the Company shall have become entitled to on the basis of additional property (electric), on the basis of Bonds previously authenticated and delivered, or on the basis of refundable prior lien bonds.

AMENDMENTS OF MORTGAGE

     Amendments of the Mortgage may be made with the consent of the holders of 66 2/3% of the Bonds; but no amendment shall affect the terms of payment of the principal at maturity of, or the interest or premium on, any Bond or affect the rights of Bondholders to sue to enforce any such payment at maturity, or reduce the percentage required to effect a valid amendment; nor shall any amendment affect the rights under the Mortgage of the holders of less than all of the series of Bonds outstanding unless consented to by the holders of 66 2/3% of the Bonds of each of the series so affected.

     The covenants to be included in the supplemental indenture for the Offered Bonds will be solely for the benefit of holders of such Offered Bonds and may be modified by written consent or affirmative vote of holders of 66 2/3% of such Offered Bonds outstanding, without consent of Bondholders of any other series.

DEFAULT

     The Trustee may, and upon written request by the holders of not less than a majority of the outstanding Bonds shall, declare the principal of all outstanding Bonds due upon the happening of any of the events of default specified in the Mortgage, but the holders of a majority of the outstanding Bonds may waive such default and rescind any declaration if such default has been cured. The Trustee is under no obligation to exercise any of its powers at the request of any of the holders of the Bonds unless such Bondholders have offered to the Trustee security or indemnity satisfactory to it against the cost, expenses and liabilities to be incurred therein or thereby. The holders of a majority in principal amount of the Bonds outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, and the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with any such direction.

     Events of default are defined in the Mortgage as including (a) default in the payment of principal, (b) default for 60 days in the payment of interest,
(c) default in the performance of any other covenants in the Mortgage continuing for a period of 60 days after notice by the Trustee or by the holders of not less than 10% in principal amount of the Bonds then outstanding, and (d) certain events in bankruptcy or insolvency. The Company is required to furnish annually to the Trustee a certificate in respect of compliance or non-compliance by the Company with the covenants of the Mortgage.

CONCERNING THE TRUSTEE

     The Trustee, Chemical Bank, is a participant in the Company's $355 million credit facility under which Chemical Bank's commitment is $25 million.

                              PLAN OF DISTRIBUTION

     The Company may sell the New Bonds in any of three ways: (a) through underwriters or dealers, (b) directly to a limited number of purchasers or to a single purchaser or (c) through agents. Each Prospectus Supplement with respect to a series of the Offered Bonds will set forth the terms of the offering of such series, including the name or names of any underwriters, the initial public offering price or purchase price from the Company, the proceeds to the Company, any underwriting discounts and other items constituting underwriters' compensation and any discounts or concessions to be allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     If underwriters are used in the sale of any series of the Offered Bonds, such series will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed offering price or at varying prices determined at the time of sale. Such series may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriters. Any underwriters with respect to any series of the Offered Bonds will be named in the Prospectus Supplement relating thereto and, if an underwriting syndicate is used, the managing underwriter or underwriters will be named on the cover page of such Prospectus Supplement. Unless otherwise set forth in such Prospectus Supplement, the obligations of the underwriters to purchase any series of the Offered Bonds will be subject to certain conditions precedent, the underwriters will be obligated to purchase all the Bonds of such series if any are purchased and the Company will have agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933.

     If any series of the Offered Bonds is sold through agents designated by the Company from time to time, any agent involved in the offer or sale of such series will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement relating thereto. Unless otherwise indicated in such Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

                                    EXPERTS

     The financial statements included in the Company's annual report on Form 10-K, which are incorporated herein by reference, have been audited by Deloitte & Touche LLP, as stated in their report appearing therein, and are incorporated herein in reliance upon such report given upon the authority of that firm as experts in accounting and auditing.

                                 LEGAL OPINIONS

     The validity of the New Bonds will be passed upon for the Company by Steve
C. Griffith, Jr., Esq., Charlotte, North Carolina, and by Dewey Ballantine, New York, New York, and for any agent, dealer or underwriter by Willkie Farr & Gallagher, New York, New York. In giving their opinions, Dewey Ballantine and Willkie Farr & Gallagher may rely as to matters of local law upon the opinion of Mr. Griffith, who is a Director and Vice Chairman of the Board and the General Counsel of the Company. Mr. Griffith owns 43,668 shares of Common Stock of the Company, including 42,498 shares held under the Stock Purchase-Savings Program for Employees and the Employees' Stock Ownership Plan.

                                    L O G O

                                    PART II.

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION (ESTIMATED):

          SEC Filing Fee*................................................  $241,381
          Trustee Fees...................................................   140,000
          Printing and Engraving Costs...................................   140,000
          Legal Fees and Expenses........................................   190,000
          Accounting Fees................................................    35,000
          Blue Sky Fees and Expenses.....................................    10,000
          Rating Agency Fees.............................................   230,000
          Miscellaneous..................................................     8,619
                                                                           --------
                    Total................................................  $995,000
                                                                           ========

         ------------------------

         * Actual

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 55-8-50 through 55-8-58 of the North Carolina Business Corporation Act and the By-Laws of the Company permit indemnification of the registrant's directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933 (Act). In addition, the registrant has purchased insurance permitted by the law of North Carolina on behalf of directors, officers, employees or agents which may cover liabilities under the Act.

ITEM 16.  EXHIBITS.

     Exhibits filed herewith:

       EXHIBIT
       NUMBER
- ---------------------
           1       -- Form of Underwriting Agreement.
           4-B-81  -- Form of Supplemental Indenture relating to the New Bonds.
           5       -- Opinion of Steve C. Griffith, Jr., Esq.
          12       -- Computation of Ratio of Earnings to Fixed Charges.
          23(A)    -- Independent Auditors' Consent.
          23(B)    -- Consent of Steve C. Griffith, Jr., Esq. (included in Exhibit 5).
          23(C)    -- Consent of Dewey Ballantine.
          24(A)    -- Copy of power of attorney authorizing Ellen T. Ruff and others to sign the registration statement on behalf of the registrant and certain of its directors and officers.
          24(B)    -- Certified copy of resolution of the Board of Directors of the registrant authorizing power of attorney.
          25       -- Statement of Eligibility of the Trustee on Form T-1 of Chemical Bank.

     Exhibits incorporated herein by reference:

         EXHIBIT
         NUMBER
           4-A-1   -- Form of the New Bonds will be substantially as set forth on pages 7 through 12 of Exhibit 4-B-81 hereto.
           4-B-1   -- First and Refunding Mortgage from registrant to Guaranty Trust Company of New York, Trustee, dated as of December 1, 1927 (filed with Form
                        S-1, File No. 2-7224, effective October 15, 1947, as Exhibit 7(a)).
           4-B-2   -- Supplemental Indenture, dated as of March 12, 1930, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-7224, effective October 15,
                        1947, as Exhibit 7(b)).
           4-B-3   -- Supplemental Indenture, dated as of July 1, 1935, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-7224, effective October 15,
                        1947, as Exhibit 7(c)).
           4-B-4   -- Supplemental Indenture, dated as of December 1, 1935, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-7224, effective October 15,
                        1947, as Exhibit 7(d)).
           4-B-5   -- Supplemental Indenture, dated as of September 1, 1936, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective October
                        15, 1947, as Exhibit 7(e)).
           4-B-6   -- Supplemental Indenture, dated as of January 1, 1941, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-7224, effective October 15,
                        1947, as Exhibit 7(f)).
           4-B-7   -- Supplemental Indenture, dated as of April 1, 1944, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-7224, effective October 15,
                        1947, as Exhibit 7(g)).
           4-B-8   -- Supplemental Indenture, dated as of September 1, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-7224, effective October
                        15, 1947, as Exhibit 7(h)).
           4-B-9   -- Supplemental Indenture, dated as of September 8, 1947, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective August
                        21, 1953, as Exhibit 4-B-9).
           4-B-10  -- Supplemental Indenture, dated as of February 1, 1949, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-7808, effective February 3,
                        1949, as Exhibit 7(j)).
           4-B-11  -- Supplemental Indenture, dated as of March 1, 1949, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-8877, effective April 6,
                        1951, as Exhibit 7(k)).
           4-B-12  -- Supplemental Indenture, dated as of April 1, 1951, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-8877, effective April 6,
                        1951, as Exhibit 7(l)).
           4-B-13  -- Supplemental Indenture, dated as of September 1, 1953, supplementing said Mortgage (filed with Form S-1, File No. 2-10401, effective August
                        21, 1953, as Exhibit 4-B-13).
           4-B-14  -- Supplemental Indenture, dated as of October 1, 1954, supplementing said
                        Mortgage (filed with Form S-9, File No. 2-11297, effective December
                        30, 1954, as Exhibit 2-B-14).
           4-B-15  -- Supplemental Indenture, dated as of January 1, 1955, supplementing said
                        Mortgage (filed with Form S-9, File No. 2-11297, effective December
                        30, 1954, as Exhibit 2-B-15).
           4-B-16  -- Supplemental Indenture, dated as of May 1, 1956, supplementing said
                        Mortgage (filed with Form S-9, File No. 2-12402, effective April 26,
                        1956, as Exhibit 2-B-16).
           4-B-17  -- Supplemental Indenture, dated as of January 1, 1960, supplementing said
                        Mortgage (filed with Form 10, effective June 29, 1961, as Exhibit
                        3-B-18).
           4-B-18  -- Supplemental Indenture, dated as of February 1, 1960, supplementing said
                        Mortgage (filed with Form 10, effective June 29, 1961, as Exhibit
                        3-B-19).

         EXHIBIT
         NUMBER
           4-B-19  -- Supplemental Indenture, dated as of February 1, 1962, supplementing said
                        Mortgage (filed with Form S-9, File No. 2-20577, effective August 16,
                        1962, as Exhibit 2-B-20).
           4-B-20  -- Supplemental Indenture, dated as of August 1, 1962, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-25367, effective August 23,
                        1966, as Exhibit 4-B-19).
           4-B-21  -- Supplemental Indenture, dated as of June 15, 1964, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-25367, effective August 23,
                        1966, as Exhibit 4-B-20).
           4-B-22  -- Supplemental Indenture, dated as of February 1, 1965, supplementing said
                        Mortgage (filed with Form S-1, File No. 2-25367, effective August 23,
                        1966, as Exhibit 4-B-21).
           4-B-23  -- Supplemental Indenture, dated as of April 1, 1967, supplementing said
                        Mortgage (filed with Form S-9, File No. 2-28023, effective February
                        15, 1968, as Exhibit 2-B-25).
           4-B-24  -- Supplemental Indenture, dated as of February 1, 1968, supplementing said
                        Mortgage (filed with Form S-9, File No. 2-31304, effective January 21,
                        1969, as Exhibit 2-B-26).
           4-B-25  -- Supplemental Indenture, dated as of February 1, 1969, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-34289, effective August 27,
                        1969, as Exhibit 2-B-27).
           4-B-26  -- Supplemental Indenture, dated as of September 1, 1969, supplementing said Mortgage (filed with Form S-7, File No. 2-36095, effective
                        February 16, 1970, as Exhibit 2-B-39).
           4-B-27  -- Supplemental Indenture, dated as of March 1, 1970, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-37953, effective July 28,
                        1970, as Exhibit 2-B-42).
           4-B-28  -- Supplemental Indenture, dated as of August 1, 1970, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-39451, effective March 4,
                        1971, as Exhibit 2-B-28).
           4-B-29  -- Supplemental Indenture, dated as of March 1, 1971, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-42404, effective December 7,
                        1971, as Exhibit 2-B-29).
           4-B-30  -- Supplemental Indenture, dated as of December 1, 1971, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-43122, effective March 7,
                        1972, as Exhibit 2-B-30).
           4-B-31  -- Supplemental Indenture, dated as of April 1, 1972, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-46208, effective November
                        20, 1972, as Exhibit 2-B-31).
           4-B-32  -- Supplemental Indenture, dated as of December 1, 1972, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-48058, effective June 5,
                        1973, as Exhibit 2-B-32).
           4-B-33  -- Supplemental Indenture, dated as of June 1, 1973, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-49333, effective November 5,
                        1973, as Exhibit 2-B-33).
           4-B-34  -- Supplemental Indenture, dated as of November 1, 1973, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-50493, effective April 25,
                        1974, as Exhibit 2-B-34).
           4-B-35  -- Supplemental Indenture, dated as of May 1, 1974, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-52669, effective February
                        11, 1975, as Exhibit 2-B-35).

         EXHIBIT
         NUMBER
           4-B-36  -- Supplemental Indenture, dated as of February 1, 1975, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-57118, effective October 5,
                        1976, as Exhibit 2-B-36).
           4-B-37  -- Supplemental Indenture, dated as of July 1, 1975, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-57118, effective October 5,
                        1976, as Exhibit 2-B-37).
           4-B-38  -- Supplemental Indenture, dated as of October 1, 1976, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-59494, effective August 10,
                        1977, as Exhibit 2-B-38).
           4-B-39  -- Supplemental Indenture, dated as of September 1, 1977, supplementing said Mortgage (filed with Form S-7, File No. 2-61995, effective July
                        26, 1978, as Exhibit 2-B-39).
           4-B-40  -- Supplemental Indenture, dated as of August 1, 1978, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-64541, effective June 7,
                        1979, as Exhibit 2-B-40).
           4-B-41  -- Supplemental Indenture, dated as of June 1, 1979, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-65371, effective October 2,
                        1979, as Exhibit 2-B-41).
           4-B-42  -- Supplemental Indenture, dated as of October 1, 1979, supplementing said
                        Mortgage (filed with Form S-7, File No. 2-66659, effective March 12,
                        1980, as Exhibit 2-B-42).
           4-B-43  -- Supplemental Indenture, dated as of March 1, 1980, supplementing said
                        Mortgage (filed with Form S-16, File No. 2-68571, effective August 19,
                        1980, as Exhibit 2-B-43).
           4-B-44  -- Supplemental Indenture, dated as of August 1, 1980, supplementing said
                        Mortgage (filed with Form S-16, File No. 2-75951, effective February
                        23, 1982, as Exhibit 2-B-44).
           4-B-45  -- Supplemental Indenture, dated as of March 1, 1982, supplementing said
                        Mortgage (filed with Form S-3, File No. 2-78882, effective August 30,
                        1982, as Exhibit 4-B-45).
           4-B-46  -- Supplemental Indenture, dated as of September 1, 1982, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
                        1, 1985, as Exhibit 4-B-46).
           4-B-47  -- Supplemental Indenture, dated as of May 1, 1983, supplementing said
                        Mortgage (filed with Form S-3, File No. 2-95931, effective April 1,
                        1985, as Exhibit 4-B-47).
           4-B-48  -- Supplemental Indenture, dated as of September 1, 1983, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
                        1, 1985, as Exhibit 4-B-48).
           4-B-49  -- Supplemental Indenture, dated as of September 1, 1984, supplementing said Mortgage (filed with Form S-3, File No. 2-95931, effective April
                        1, 1985, as Exhibit 4-B-49).
           4-B-50  -- Supplemental Indenture, dated as of March 1, 1985, supplementing said
                        Mortgage (filed with Form S-3, File No. 2-95931, effective April 1,
                        1985, as Exhibit 4-B-50).
           4-B-51  -- Supplemental Indenture, dated as of December 1, 1985, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-5163, effective May 2,
                        1986, as Exhibit 4-B-51).

         EXHIBIT
         NUMBER
           4-B-52  -- Supplemental Indenture, dated as of April 1, 1986, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-5163, effective May 2,
                        1986, as Exhibit 4-B-52).
           4-B-53  -- Supplemental Indenture, dated as of May 1, 1986, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1986,
                        File No. 1-4928, as Exhibit 4-B-53).
           4-B-54  -- Supplemental Indenture, dated as of June 1, 1986, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1986,
                        File No. 1-4928, as Exhibit 4-B-54).
           4-B-55  -- Supplemental Indenture, dated as of February 1, 1987, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1986,
                        File No. 1-4928, as Exhibit 4-B-55).
           4-B-56  -- Supplemental Indenture, dated as of February 15, 1987, supplementing said Mortgage (filed with Form 10-K for the year ended December 31,
                        1986, File No. 1-4928, as Exhibit 4-B-56).
           4-B-57  -- Supplemental Indenture, dated as of March 1, 1987, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1986,
                        File No. 1-4928, as Exhibit 4-B-57).
           4-B-58  -- Supplemental Indenture, dated as of October 1, 1987, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1987,
                        File No. 1-4928, as Exhibit 4-B-58).
           4-B-59  -- Supplemental Indenture, dated as of February 1, 1990, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1989,
                        File No. 1-4928, as Exhibit 4-B-59).
           4-B-60  -- Supplemental Indenture, dated as of March 1, 1990, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1990,
                        File No. 1-4928, as Exhibit 4-B-60).
           4-B-61  -- Supplemental Indenture, dated as of May 1, 1990, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1990,
                        File No. 1-4928, as Exhibit 4-B-61).
           4-B-62  -- Supplemental Indenture, dated as of May 15, 1990, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1990,
                        File No. 1-4928, as Exhibit 4-B-62).
           4-B-63  -- Supplemental Indenture, dated as of March 1, 1991, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1990,
                        File No. 1-4928, as Exhibit 4-B-63).
           4-B-64  -- Supplemental Indenture, dated as of July 1, 1991, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-45501, effective February
                        13, 1992, as Exhibit 4-B-64).
           4-B-65  -- Supplemental Indenture, dated as of December 1, 1991, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-45501, effective February
                        13, 1992, as Exhibit 4-B-65).
           4-B-66  -- Supplemental Indenture, dated as of March 1, 1992, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1991,
                        File No. 1-4928, as Exhibit 4-B-66).

         EXHIBIT
         NUMBER
           4-B-67  -- Supplemental Indenture, dated as of June 1, 1992, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50592, effective August 11,
                        1992, as Exhibit 4-B-67).
           4-B-68  -- Supplemental Indenture, dated as of July 1, 1992, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50592, effective August 11,
                        1992, as Exhibit 4-B-68).
           4-B-69  -- Supplemental Indenture, dated as of September 1, 1992, supplementing said Mortgage (filed with Form S-3, File No. 33-53308, effective
                        November 24, 1992, as Exhibit 4-B-69).
           4-B-70  -- Supplemental Indenture, dated as of February 1, 1993, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1992,
                        File No. 1-4928, as Exhibit 4-B-70).
           4-B-71  -- Supplemental Indenture, dated as of March 1, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-59448, effective March 17,
                        1993, as Exhibit 4-B-71).
           4-B-72  -- Supplemental Indenture, dated as of April 1, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50543, effective October
                        20, 1993, as Exhibit 4-B-72).
           4-B-73  -- Supplemental Indenture, dated as of May 1, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50543, effective October
                        20, 1993, as Exhibit 4-B-73).
           4-B-74  -- Supplemental Indenture, dated as of June 1, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50543, effective October
                        20, 1993, as Exhibit 4-B-74).
           4-B-75  -- Supplemental Indenture, dated as of July 1, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50543, effective October
                        20, 1993, as Exhibit 4-B-75).
           4-B-76  -- Supplemental Indenture, dated as of August 1, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50543, effective October
                        20, 1993, as Exhibit 4-B-76).
           4-B-77  -- Supplemental Indenture, dated as of August 20, 1993, supplementing said
                        Mortgage (filed with Form S-3, File No. 33-50543, effective October
                        20, 1993, as Exhibit 4-B-77).
           4-B-78  -- Supplemental Indenture, dated as of May 1, 1994, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1994,
                        File No. 1-4928, as Exhibit 4-B-78).
           4-B-79  -- Supplemental Indenture, dated as of November 1, 1994, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1994,
                        File No. 1-4928, as Exhibit 4-B-79).
           4-B-80  -- Supplemental Indenture, dated as of August 1, 1995, supplementing said
                        Mortgage (filed with Form 10-K for the year ended December 31, 1995,
                        File No. 1-4928, as Exhibit 4-B-80).
           4-C     -- Instrument of Resignation, Appointment and Acceptance among the registrant, Morgan Guaranty Trust Company of New York, as Trustee, and
                        Chemical Bank, as Successor Trustee, dated as of August 30, 1994
                        (filed with Form 10-K for the year ended December 31, 1994, File No.
                        1-4928, as Exhibit 4-C).

ITEM 17.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the indemnification provisions described in Item 15 above or in contractual arrangements pursuant thereto, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT THERETO TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CHARLOTTE AND STATE OF NORTH CAROLINA, ON THE 17TH DAY OF APRIL, 1996.

                                          DUKE POWER COMPANY
                                            Registrant

                                               By: W. H. GRIGG
                                                -------------------------
                                                Chairman of the Board and
                                                Chief Executive Officer

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT OR AMENDMENT THERETO HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

            SIGNATURE                                TITLE                            DATE
- ---------------------------------   ----------------------------------------     ---------------
     W. H. GRIGG                    Chairman of the Board and Chief              April 17, 1996
                                      Executive Officer
                                      (Principal Executive Officer)
     RICHARD J. OSBORNE             Senior Vice President and                    April 17, 1996
                                      Chief Financial Officer
                                      (Principal Financial Officer)
     JEFFREY L. BOYER               Controller (Principal                        April 17, 1996
                                      Accounting Officer)
     G. ALEX BERNHARDT
     CRANDALL C. BOWLES
     ROBERT J. BROWN
     W. A. COLEY
     STEVE C. GRIFFITH, JR.
     W. H. GRIGG
     GEORGE DEAN JOHNSON, JR.       A majority of the Directors                  April 17, 1996
     W. W. JOHNSON
     MAX LENNON
     JAMES G. MARTIN
     BUCK MICKEL
     R. B. PRIORY
     RUSSELL M. ROBINSON, II

     ELLEN T. RUFF, by signing her name hereto, does hereby sign this document on behalf of the registrant and on behalf of each of the above-named persons pursuant to a power of attorney duly executed by the registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

                                                ELLEN T. RUFF
                                                ----------------
                                                ELLEN T. RUFF
                                                Attorney-in-fact

                                                                      EXHIBIT 12

                               DUKE POWER COMPANY

               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                             (DOLLARS IN THOUSANDS)

                                                                YEAR ENDED DECEMBER 31,
                                         ----------------------------------------------------------------------
                                            1995           1994           1993           1992           1991
                                         ----------     ----------     ----------     ----------     ----------
Earnings Before Income Taxes...........  $1,180,979     $1,035,895     $1,036,392     $  812,053     $  876,641
Fixed Charges..........................     299,633        278,117        281,428        326,575        310,030
                                         ----------     ----------     ----------     ----------     ----------
             Total.....................  $1,480,612     $1,314,012     $1,317,820     $1,138,628     $1,186,671
                                         ==========     ==========     ==========     ==========     ==========
Fixed Charges
    Interest on long-term debt.........  $  253,058     $  237,063     $  243,047     $  257,149     $  269,419
    Other interest.....................      21,143         16,814         17,704         47,239         23,947
    Amortization of debt discount,
      premium, and expense.............      16,239         16,340         13,300          8,497          5,243
    Interest component of rentals......       9,193          7,900          7,377         13,690         11,421
                                         ----------     ----------     ----------     ----------     ----------
             Fixed Charges.............  $  299,633     $  278,117     $  281,428     $  326,575     $  310,030
                                         ==========     ==========     ==========     ==========     ==========
Ratio of Earnings to Fixed Charges.....        4.94           4.72           4.68           3.49           3.83

                                                                   EXHIBIT 23(A)

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-50543 on Form S-3 of Duke Power Company and to the incorporation by reference in this Registration Statement on Form S-3 of Duke Power Company of our report dated February 9, 1996, appearing in the annual report on Form 10-K of Duke Power Company for the year ended December 31, 1995 filed with the Securities and Exchange Commission, and to the reference to us under the heading "Experts" in the Prospectus which is a part of these Registration Statements.

 DELOITTE & TOUCHE LLP
- ------------------------
 DELOITTE & TOUCHE LLP

Charlotte, North Carolina
April 17, 1996

                                                                   EXHIBIT 23(B)

                               CONSENT OF COUNSEL

     The consent of Steve C. Griffith, Jr., Esq. is contained in his opinion filed as Exhibit 5 to this Registration Statement.

                                                                   EXHIBIT 23(C)

     We hereby consent to the reference to our firm under the heading "Legal Opinions" in the Prospectus forming a part of this Registration Statement. In giving such consent we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 and the rules and regulations of the Securities and Exchange Commission thereunder.

    DEWEY BALLANTINE
- ------------------------
    DEWEY BALLANTINE

New York, New York
April 17, 1996

                                 EXHIBIT INDEX

       EXHIBIT
       NUMBER                                  EXHIBIT
- --------------------- ----------------------------------------------------------
           1       -- Form of Underwriting Agreement.
           4-B-81  -- Form of Supplemental Indenture relating to the New Bonds.
           5       -- Opinion of Steve C. Griffith, Jr., Esq.
          12       -- Computation of Ratio of Earnings to Fixed Charges (see
                        page II-9 of Registration Statement).
          23(A)    -- Independent Auditors' Consent (see page II-10 of
                        Registration Statement).
          23(B)    -- Consent of Steve C. Griffith, Jr., Esq. (included in
                        Exhibit 5 -- see page II-11 of Registration Statement).
          23(C)    -- Consent of Dewey Ballantine (see page II-12 of
                        Registration Statement).
          24(A)    -- Copy of power of attorney authorizing Ellen T. Ruff and others to sign the registration statement on behalf of
                        the registrant and certain of its directors and
                        officers.
          24(B)    -- Certified copy of resolution of the Board of Directors of the registrant authorizing power of attorney.
          25       -- Statement of Eligibility of the Trustee on Form T-1 of
                        Chemical Bank.